UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2006 (December 20, 2006)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01		23-2215075
(Commission File Number)		(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)
________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2007 Salary Determinations - Wayne R. Weidner and Glenn E. Moyer

On December 20, 2006, based upon the recommendation of the Compensation Committee, National Penn’s Board of Directors (meeting in Executive Session with no management or non-independent directors present) set 2007 base salaries for Wayne R. Weidner, Chairman and Chief Executive Officer, and Glenn E. Moyer, President, of $425,529 and $395,275, respectively. Under their respective employment agreements, these 2007 salary amounts become, as of January 1, 2007, the minimum salary amounts for future years.

Section 8 - Other Events

Item 8.01 - Other Events

Non-Employee Directors Compensation - 2007

On December 20, 2006, the Board of Directors of National Penn Bancshares, Inc., based upon the recommendation of its Compensation Committee, approved, effective January 1, 2007, cash directors’ fees for non-employee directors of National Penn and its subsidiaries. A schedule of these fees is included in this Report as Exhibit 10.1 and is incorporated herein by reference.

Under National Penn’s Directors’ Fee Plan, which was re-approved by shareholders in 2006, an individual may, in lieu of cash payment of directors’ fees, elect to receive such fees currently in National Penn common stock or on a deferred basis in either National Penn common stock or cash with interest.

Dividend Reinvestment Plan

On December 20, 2006, the Board of Directors of National Penn Bancshares, Inc. approved an amended and restated National Penn Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

As amended and restated, the Plan’s voluntary cash contribution feature now permits a participant to invest a minimum of $100 and a maximum of $10,000 per month (increased from the prior limitation of $2,000 per month) in National Penn common stock.

The amendments to the Plan are effective January 1, 2007.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the text of the Plan itself, which is included herein as Exhibit 10.2.

Branding Initiative

On September 27, 2006, the Board of Directors approved a company-wide branding initiative to be implemented beginning in 2007. As part of this initiative, anticipated marketing expenditures increased from the 2006 level of approximately $4.5 million to an anticipated level in 2007 of approximately $10.5 million. After further review and planning, and as part of the finalized 2007 Financial Plan, management recommended and the Board approved, that the branding initiative be focused on building the brand inside the company around a common new tagline during 2007 and that the anticipated total marketing expenditures for 2007 be similar to the approximate $4.5 million level of expenditures during 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Non-Employee Directors - Cash Directors’ Fees - 2007.

	10.2	Amended and Restated Dividend Reinvestment and Stock Purchase Plan, effective January 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By	/s/Wayne R. Weidner
Name: Wayne R. Weidner
Title: Chairman and CEO

Dated: December 21, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Non-Employee Directors - Cash Directors’ Fees - 2007.

10.2	Amended and Restated Dividend Reinvestment and Stock Purchase Plan,effective January 1, 2007.